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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 2000, except for Note 6 as to which the date is February 11, 2000, in the Registration Statement (Form S-1 No. 333-36022) and the related Prospectus of Dunn Computer Corporation for the registration of 4,657,114 shares of its common stock.


                                                    /s/ Ernst & Young LLP

McLean, Virginia
June 26, 2000